CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	February 13, 2017
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

Kevin Quinn
President and CEO
Citywide Banks of Colorado, Inc.
(303) 365-3706
quinnk@citywidebanks.com

HEARTLAND FINANCIAL USA, INC. AND CITYWIDE BANKS
ANNOUNCE MERGER AGREEMENT

Announcement Creates a Premier Community Bank with Assets of $2.3 Billion
Serving the Denver Metro Market and Colorado Resort Communities

Dubuque, IA and Aurora, CO, February 13, 2017- Dubuque, IA-based Heartland Financial USA, Inc. (“Heartland”) (NASDAQ: HTLF) and Aurora, CO-based Citywide Banks of Colorado, Inc. (“Citywide”) jointly announced today the signing of a definitive merger agreement pursuant to which Citywide will merge with and into Heartland. Based on Heartland’s common stock price of $45.75 as of February 10, 2017, the common stock and cash transaction is valued at approximately $203 million or $207.98 per Citywide common share, subject to certain adjustments. Additionally, Citywide’s preferred stock of approximately $5 million will be redeemed for cash before closing.

Citywide Banks is a 53-year-old commercial bank with approximately $1.4 billion in total assets, $1.0 billion in net loans outstanding and $1.2 billion in deposits as of December 31, 2016. The bank operates from 12 banking centers in the greater Denver market. Prospectively, Heartland will have assets of $9.8 billion with 124 full-service banking locations operating across 12 states after closing the Citywide transaction and the previously announced Founders Bancorp transaction.
Simultaneously with the closing of the transaction, Citywide Banks will merge with Heartland’s Colorado-based subsidiary, Centennial Bank and Trust. Together, Citywide Banks and Centennial Bank and Trust will create Heartland’s largest bank subsidiary with assets of $2.3 billion and 29 banking centers serving one of the country’s best growth markets. The resulting institution will operate under the Citywide Banks brand name.

Under the terms of the definitive merger agreement, which has been unanimously approved by the boards of directors of both companies, Citywide common shareholders will receive 3.300 shares of Heartland common stock and $57.00 in cash for each share of Citywide common stock, subject to certain adjustments as set forth in the definitive merger agreement. The transaction value received by Citywide common shareholders will change with fluctuations in the price of Heartland common stock.

The transaction is expected to qualify as a tax-free exchange with respect to the stock consideration received by the common shareholders of Citywide. Heartland expects the transaction to be accretive to its earnings per share within the first full year of combined operations. Further information regarding the financial impact of the transaction can be found in the investor presentation filed as an exhibit to Heartland’s Current Report on Form 8-K dated February 13, 2017.

Lynn B. Fuller, Chairman and CEO of Heartland said, “Citywide brings a solid and experienced team, focused on providing excellent service to its customers and leadership for its communities, enhancing our current presence in the dynamic Denver market. The Schmitz family is well-known and respected in the Colorado banking community. We are excited they and the rest of the Citywide team will be joining our Centennial Bank and Trust team and the Heartland family of banks.”

Marty Schmitz, Chairman of Citywide Banks will continue as a board member of the combined entity Citywide Banks and will join the Heartland Board of Directors. Schmitz said, "We are delighted to reach this agreement with Heartland and look forward to joining such a high-quality organization. This is a great opportunity for our customers, who will enjoy a broader selection of banking products and will continue to deal directly with our current staff. It is a wonderful opportunity for our staff who will work in a similar cultural environment with professional growth opportunities to advance their banking careers."

Schmitz added, “As our board of directors considered our strategic direction in today’s complex banking environment, especially the importance of identifying a potential quality merger partner, Heartland stood out as an exceptional opportunity. We are pleased to partner with a strong public company with deep resources that is committed to face-to-face customer service and locally-based community banking."

“This affiliation with the Heartland family of community banks gives us access to the products and services offered by larger banks while preserving our legacy as a locally-managed community bank. The merger will enhance convenience for our customers by adding several banking locations and it will significantly expand our lending capacity,” noted Schmitz.

Fuller concluded, “We are growing our presence in Colorado, an economically strong and rapidly growing market. Citywide Banks is an excellent fit for our community banking business model. We are impressed with the quality of the bank and its people, especially its exceptional credit culture.”

The transaction remains subject to customary closing conditions, including approval by shareholders of Citywide and approvals by bank regulatory authorities. The transaction is also subject to Heartland shareholders’ approval of an increase in authorized shares of common stock. The transaction is expected to close early in the third quarter of 2017, with a systems conversion planned for the fall of 2017.

Conference Call
Heartland will host a live conference call for analysts and investors on Tuesday, February 14, 2017 at 11:00 a.m. Eastern Time. To participate, dial 877-407-0782 at least five minutes before start time. Live audio of the call will also be Webcast and corresponding investor presentation slides will be available on the Company’s Investor Relations webpage, which may be accessed at www.htlf.com. A webcast replay will be available until February 14, 2018, by logging on to www.htlf.com.

Sandler O’Neill + Partners, L.P. served as financial advisor and issued a fairness opinion to Citywide and Shapiro Bieging Barber Otteson LLP served as Citywide’s legal advisor. Panoramic Capital Advisors Inc. and Raymond James & Associates, Inc. served as financial advisors to Heartland and Dorsey & Whitney LLP served as Heartland’s legal advisor.

Heartland Media Contacts:
John Berg - Phone: (608) 769-6486
john.berg@htlf.com

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services holding company with assets exceeding $8 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 108 banking locations serving 85 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

About Citywide Banks
Citywide Banks is a family-owned, Colorado-focused commercial bank with nearly $1.4 billion in assets and 12 branches across Colorado's Front Range. The bank specializes in commercial lending and treasury management solutions customized for small and midsize businesses based in Colorado.

The bank’s history began when its founder, Vince Schmitz, remodeled the humble remnants of an old tire shop on Colfax Avenue. Citywide Banks opened its doors in 1963 under the name Aurora National Bank. The bank’s founders were determined to set a new standard for business banking in Colorado. With a keen understanding of the small business owner’s financial needs, they set out to create a bank that offered the service, expertise and products often reserved for larger businesses. Additional information about Citywide Banks is available at www.citywidebanks.com.

About Centennial Bank and Trust
Centennial Bank and Trust, a subsidiary of Heartland Financial USA, Inc., (NASDAQ: HTLF), is a state-chartered, community-invested bank with assets of more than $900 million and 17 Banking Centers located in Boulder, Breckenridge, Broomfield, Centennial, Conifer, Downtown Denver, Edwards, Englewood, Erie, Evergreen, Golden, Idaho Springs, Nederland, Steamboat Springs, Thornton, Vail and Winter Park. With a focus on deposit services and business and personal lending, we are dedicated to making Great Things Happen!™ for our customers. Visit www.centennialbanking.com or call 303.460.4718 to learn more. Centennial Bank and Trust is a member of the FDIC and an Equal Housing Lender.

* * * * *

Additional Information about the Merger and Where to Find It
This communication is being made in respect of a proposed merger transaction involving Heartland Financial USA, Inc. and Citywide Banks of Colorado, Inc. In connection with the transaction, Heartland Financial USA, Inc. will file a registration statement with the Securities and Exchange Commission (“SEC”) that will include a proxy statement/prospectus to be used by Citywide Banks of Colorado, Inc. at the special meeting it will call to approve the merger. Shareholders are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement/prospectus will be mailed to Citywide Banks of Colorado, Inc. shareholders of record at the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the registration statement on form S-4 that includes the proxy statement/prospectus and other relevant documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov, Heartland’s website, www.htlf.com, or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial Officer of Heartland.

Forward-Looking Statements
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the

Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

# # #